As filed with the Securities and Exchange Commission on January 14, 2005
                                                    File No. 333-119493

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT No. 1

                                       TO

                                   FORM SB-2

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933


                        McKENZIE BAY INTERNATIONAL, LTD.
                 (Name of small Business Issuer in Its Charter)

       Delaware                              51-0386871
 (State or Other Jurisdiction of (I.R.S. Employer Identification No.)
  Incorporation or Organization)


                            975 Spaulding Avenue SE
                                 Ada, Michigan
                    (Address of Principal Executive Offices)
                                     49301
                                   (Zip Code)

                                 (616) 940-3800
                (Issuer's Telephone Number, Including Area Code)

                               Gregory N. Bakeman
                            975 Spaulding Avenue SE
                              Ada, Michigan 49301
                                 (616) 940-3800


           (name, address and telephone number of agent for service)

                                   Copies to:
                           Jonathan B. Reisman, Esq.
                           Reisman & Associates, P.A.
                              6975 NW 62nd Terrace
                            Parkland, Florida 33067
                         Telecopier No.: (928) 569-8195

Approximate Date of Commencement of Proposed Sale To The Public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ File No. 333-119493

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


ITEM 27. EXHIBITS


 Exhibit
 Number         Description
 ------- -------------------------

 2.1	Share Purchase Agreement between McKenzie Bay International, Ltd. and
 	Jacquelin Dery, Laurent Mondou and Experts Conseils Dermond Inc. of February 12, 2002. Previously filed as an exhibit to Amendment No. 2 to our registration statement on Form 10-SB and incorporated herein by reference.

 3.1	Certificate of Incorporation, as amended. Previously filed as an exhibit
 	to our registration statement on Form 10-SB and incorporated herein by reference.

 3.2	Bylaws. Previously filed as an exhibit to our registration statement on
 	Form 10-SB and incorporated herein by reference.

 4.1	See Exhibits 3.1 and 3.2.

 4.3	Specimen Stock Certificate. Previously filed as an exhibit to our Annual
 	Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 4.4	Form of Warrant. Previously filed as an exhibit to our Annual Report on
 	Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 4.5	Form of Subscription Agreement. Previously filed as an exhibit to our
 	Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference. Previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarterly period year ended June 30, 2004 and incorporated herein by reference.

 4.6	Promissory Note and Warrant issued on August 13, 2004, letter of August
 	16, 2004 amending certain terms and "Debenture" setting forth certain terms. Previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 and incorporated herein by reference.

 4.7	Promissory Note and Warrant issued on September 7, 2004 and "Debenture"
 	setting forth certain terms. Previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 and incorporated herein by reference.

 10.1	Employment Agreement between Experts Conseils Dermond Inc. and Jacquelin
 	Dery, dated February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 10.2	Royalty Agreement between McKenzie Bay International, Ltd. and Jacquelin
 	Dery as of February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 10.3	Employment Agreement between Experts Conseils Dermond Inc. and Lauren
 	Mondou, dated February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 10.4	Royalty Agreement between McKenzie Bay International, Ltd. and Lauren
 	Mondou as of February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 10.5 Employment Agreement between McKenzie Bay Resources, Ltd. and Michel Garon, dated November 1, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 10.6	2001 Employee Non-qualified Stock Option Plan.  Previously filed as an
 	exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 10.7	Amended 2001 Directors Non-qualified Stock Option Plan.  Previously
 	filed as an exhibit to Amendment No. 1 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 10.8	2001 Employee Incentive Stock Option Plan.  Previously filed as an
 	exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and incorporated herein by reference.

 10.9	Agreement dated April 17, 2003 between McKenzie Bay Resources Ltd. and
	SOQUEM Inc. terminating prior agreements. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.10 Employment Agreement dated March 21, 2003 between Gary L. Westerholm and McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.11	Employment Agreement dated March 21, 2003 between Gregory N. Bakeman and
	McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.12	Employment Agreement dated March 21, 2003 between John W. Sawarin and
 	McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.13	Consulting Agreement as of February 15, 2003 between McKenzie Bay
 	Resources, Inc.(now known as Lac Dore Mining Inc.) and Savanco, (Pty) Ltd, incorporated. Previously filed as an exhibit to our Annual Report on Form 10- KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.14	Agreement of August 19, 2003 between McKenzie Bay International, Ltd.
 	Resources, Inc. and Yes International Inc. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.15	Standby Equity Distribution Agreement as of April 6, 2004 between
 	Cornell Capital Partners, LP and McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.16	Registration Rights Agreement as of April 6, 2004 between Cornell
 	Capital Partners, LP and McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.17	Placement Agent Agreement as of April 6, 2004 between McKenzie Bay
 	International, Ltd. and Spencer Clarke LLC. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.18	Escrow Agreement as of April 6, 2004 between McKenzie Bay International,
	Ltd., and Butler Gonzalez LLP. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 10.19	Agreement of June 2004 between Dermond Inc. and Universite du Quebec en
	Abitibi-Temiscamingue. Previously filed as an exhibit to Amendment No. 1 to this registration statement and incorporated herein by reference

 10.20	Promissory Note of January 10, 2005 payable to Cornell Capital Partners,
	LP. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, and incorporated herein by reference.

 10.21 	Consulting Services Agreement of January 10, 2005 between McKenzie Bay
	International, Ltd. And Stone Street Advisors, LLC. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, and incorporated herein by reference.

 14.1	Code of Ethics.  Previously filed as an exhibit to our Annual Report on
	Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

 16.1	Letter of February 21, 2003 from KPMG LLP.  Previously filed as an
	exhibit to our Current Report on Form 8-K dated February 17, 2003 and incorporated herein by reference.

 16.2	Letter of August 18, 2004 from Deloitte & Touche LLP.  Previously filed
	as an exhibit to our Current Report on Form 8-K dated August 18, 2004 and incorporated herein by reference.

 21.1	Subsidiaries.  Previously filed as an exhibit to our Annual Report on
	Form 10-KSB for the fiscal year ended September 30, 2003 and incorporated herein by reference.

 99.1	Lac Dore Preliminary Feasibility Study - Executive Summary. Previously
	filed as an exhibit to Amendment No. 2 to our registration statement on Form 10- SB and incorporated herein by reference.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB 2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brighton, State of Michigan, on the 14th day of January, 2005.

MCKENZIE BAY INTERNATIONAL, LTD.

By: /s/ Gary L. Westerholm
--------------------------
Gary L. Westerholm,
President and Chief Executive Officer



In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                     Title                         Date
---------------------------------------------------------------------

/s/Gary L. Westerholm
_____________________
Gary L. Westerholm       President, Chief Executive
                         Officer and Director           January 14, 2004
                         (Principal Executive Officer)

/s/Gregory N. Bakeman
_____________________
Gregory N. Bakeman       Treasurer, Chief Financial
                         Officer and Director
                         (Principal Financial
                         and Accounting Officer)        January 14, 2004


/s/John DiMora
______________
John DiMora                    Director                 January 14, 2004


__________________
Doris F. Galvin                Director


/s/Donald C. Harms
__________________
Donald C. Harms                Director                 January 14, 2004


/s/Rocco J. Martino
___________________
Rocco J. Martino               Director                 January 14, 2004


/s/ Stephen D. McCormick
_______________________
Stephen D. McCormick           Director



____________
John Popp                      Director


/s/John W. Sawarin
_________________
John W. Sawarin                Director                 January 14, 2004